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                                                                  EXHIBIT 1.1(b)

                           NUVEEN UNIT TRUST, SERIES 5

                          TRUST INDENTURE AND AGREEMENT

                              Dated:  August 6, 1997

     This Trust Indenture and Agreement by and between John Nuveen & Co. Incorporated, as Depositor and The Chase Manhattan Bank, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust for Nuveen Unit Trust, Series 4 and certain subsequent Series, effective May 29, 1997" (herein called the "STANDARD TERMS AND CONDITIONS OF TRUST"), and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.

                                WITNESSETH THAT:

     In consideration of the promises and of the mutual agreements herein contained, the Depositor and the Trustee, agree as follows:

                                     PART I

                     STANDARD TERMS AND CONDITIONS OF TRUST

     Subject to the Provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

                                     PART II

                      SPECIAL TERMS AND CONDITIONS OF TRUST

     The following special terms and conditions are hereby agreed to:

          (a) The Securities defined in Section 1.01(1) listed in Schedule A hereto have been deposited in trust under this Trust Indenture and Agreement.

          (b) The fractional undivided interest in and ownership of the Trust Fund represented by each Unit for a Trust on the Initial Date of Deposit is the amount set forth under the captions "Essential Information - Fractional Undivided Interest per Unit" in the Prospectus.
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          (c)  The number of Units created of a Trust are as set forth under the caption "Essential Information - Initial Number of Units" in the Prospectus for each Trust.

          (d)  Section 10.02 shall be amended as follows:

              (i)  The following shall be added to the first sentence of
     Section 10.02 immediately preceding the words "and legal and other out-of-pocket expenses related thereto":

     "licensing fees paid to Standard & Poor's Corporation for the right to use its trademarks and trade names and for the use of databases and research owned by Standard & Poor's Corporation in connection with the selection of Securities"

              (ii) The following sentence shall be added at the end of such section:

     "The Depositor's submission to the Trustee for payment of an invoice or request for reimbursement shall constitute the Depositor's certification, upon which the Trustee shall conclusively rely, that the expenses claimed therein constitute expenses properly borne by the Trust pursuant to applicable law and regulations."

          (e) Article I of the Standard Terms and conditions of Trust is hereby amended to replace the definitions of "Capital Distribution Date" and "Mandatory Termination Date" and to add the following definitions:

          INTERIM ROLLOVER UNITHOLDER

            The meaning assigned to it in the Prospectus for the Trust.

          FINAL ROLLOVER UNITHOLDER

            The meaning assigned to it in the Prospectus for the Trust.

          CAPITAL DISTRIBUTION DATE

            The meaning assigned to it in the Prospectus for the Trust.

          MANDATORY TERMINATION DATE

            The meaning assigned to it in the Prospectus for the Trust.

          (f) Article I of the Standard Terms and Conditions of Trust is hereby amended to replace the definitions of "Rollover Notification Date," "Special Redemption and Liquidation Period," "Capital
     Distribution Date" and "Mandatory Termination Date" with the following:

          ROLLOVER NOTIFICATION DATE

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          The dates specified in the Prospectus for the "Interim Rollover
     Notification Date" and the "Final Rollover Notification Date" in "Essential Information" shall also apply individually to the term "Rollover Notification Date" provided herein. In addition, any reference to the "Rollover Notification Date" as it relates exclusively to "Interim Rollover Unitholders" shall be interpreted to apply only to such Unitholders and any reference to the "Rollover Notification Date" as it relates exclusively to "Final Rollover Unitholders" shall be interpreted to apply only to such Unitholders.

          SPECIAL REDEMPTION AND LIQUIDATION PERIOD

          The dates specified in the Prospectus for the "Interim Special Redemption and Liquidation Period" and the "Final Special Redemption and Liquidation Period" in "Essential Information" shall also apply individually to the term "Special Redemption and Liquidation Period" provided herein. In addition, any reference to the "Special Redemption and Liquidation Period" as it relates exclusively to "Interim Rollover Unitholders" shall be interpreted to apply only to such Unitholders and any reference to the "Special Redemption and Liquidation Period" as it relates exclusively to "Final Rollover Unitholders" shall be interpreted to apply only to such Unitholders.

          (g) The following shall be added at the end of the first paragraph of subsection (a) of Section 5.03:

          "The notice and form of election to be sent to Unitholders in respect of any redemption and purchase of Units of a New Series as provided in this section shall be in such form and shall be sent at such time or times as the Depositor shall direct the Trustee in writing and the Trustee shall have no responsibility therefor. The Distribution Agent acts solely as disbursing agent in connection with purchases of Units pursuant to this Section and nothing herein shall be deemed to constitute the Distribution Agent a broker in such transactions."

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     IN WITNESS WHEREOF, John Nuveen & Co. Incorporated, has caused this Trust
Indenture and Agreement for Nuveen Unit Trust, Series 5 to be executed by its President, one of its Vice Presidents or one of its Assistant Vice Presidents and its corporate seal to be hereto affixed and attested by its Secretary or its Assistant Secretary and The Chase Manhattan Bank has caused this Trust Indenture and Agreement to be executed by one of its Vice Presidents or Second Vice Presidents and its corporate seal to be hereto affixed and attested to by one of its Assistant Treasurers; all as of the day, month and year first above written.


                                   JOHN NUVEEN & CO. INCORPORATED,
                                              Depositor


                                   By
                                      ----------------------------
                                           Authorized Officer


(Seal)

Attest:

By
  ----------------------------
     Assistant Secretary


                                   THE CHASE MANHATTAN BANK, TRUSTEE


                                   By
                                      ----------------------------
                                          Second Vice President
(Seal)

Attest:

By
  ----------------------------
     Assistant Treasurer

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                 SCHEDULE A TO THE TRUST INDENTURE AND AGREEMENT

                         SECURITIES INITIALLY DEPOSITED

                                       IN

                           NUVEEN UNIT TRUST, SERIES 5



(Note: Incorporated herein and made a part hereof is the "Schedule of Investments" as set forth for each Trust in the Prospectus.)


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